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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  __________



                                   FORM 8-K



                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported) - October 22, 1998



                                  __________



                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)



MARYLAND                               1-11437              52-1893632
(State or other jurisdiction   (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)



6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND                       20817
(Address of principal executive offices)                    (Zip Code)



                                 (301) 897-6000
             (Registrant's telephone number, including area code)



                                 __________



                                 NOT APPLICABLE
            (Former name or address, if changed since last report)


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Item 5.  Other Events


          On October 22, 1998, the Board of Directors of Lockheed Martin Corporation (the "Corporation") declared a two-for-one stock split of the Corporation's Common Stock ("Common Stock") in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding. The dividend is payable on December 31, 1998 to stockholders of record at the close of business on December 1, 1998. As a result of the stock split, pursuant to
Section 3.14 of the Agreement and Plan of Merger, dated September 18, 1998 (the "Merger Agreement"), by and among the Corporation, Deneb Corporation and COMSAT Corporation ("COMSAT"), subject to the terms and conditions set forth in the Merger Agreement, each share of COMSAT common stock, without par value, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than shares of COMSAT common stock held in the treasury of COMSAT, held by Regulus, LLC, held by the Corporation, if any, and any Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive 1.0 share of Common Stock, which reflects the increase from 0.5 share of Common Stock originally contemplated by the Merger Agreement. A copy of the press release dated October 22, 1998 is included as Exhibit 99 to this Current Report on Form 8-K.



Item 7.  Financial Statements and Exhibits


     Exhibit No.    Description
     -----------    -----------

          99        Lockheed Martin Corporation Press Release
                    dated October 22, 1998.
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                                 SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LOCKHEED MARTIN CORPORATION


                                           /s/STEPHEN M. PIPER
                                           ---------------------------
                                              Stephen M. Piper
                                              Associate General Counsel
                                              and Assistant Secretary



26 October 1998
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                                 INDEX TO EXHIBITS



Exhibit No.    Description
-----------    -----------

     99        Lockheed Martin Corporation Press Release dated
               October 22, 1998.